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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-91273 of CPL Transition Funding LLC of our report dated November 9, 2001 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
------------------------
DELOITTE & TOUCHE LLP

Columbus, Ohio
November 9, 2001